Exhibit 99.1

125 E. JOHN CARPENTER FREEWAY, SUITE 1600 IRVING, TX 75062 PH: 972-444-4900 NYSE: FCH

For Immediate Release:

FELCOR DECLARES PRORATED DIVIDEND

IRVING, Texas — August 17, 2017 — FelCor Lodging Trust Incorporated (“FelCor”) (NYSE: FCH) today announced that its Board of Directors declared a prorated dividend of $0.04 per share of common stock in anticipation of the pending merger with RLJ Lodging Trust, which is expected to close on or about August 31, 2017, payable on August 30, 2017 to all holders of record at the close of business on August 28, 2017.

About FelCor

FelCor, a real estate investment trust, owns a diversified portfolio of primarily upper-upscale and luxury hotels that are located in major urban and resort markets throughout the U.S. FelCor partners with top hotel companies that operate its properties under globally renowned names and as premier independent hotels. Additional information can be found on the company’s website at www.felcor.com.

Contact:

Abi Salami, Director, Investor Relations & Strategic Planning

asalami@felcor.com

(972) 444-4967

Forward Looking Statements

The information presented herein may contain forward looking statements. These forward looking statements, which are based on current expectations, estimates and projections about the industry and markets in which RLJ and FelCor operate and beliefs of and assumptions made by RLJ management and FelCor management, involve uncertainties that could significantly affect the financial results of RLJ or FelCor or the combined company. Words such as “projects,” “will,” “could,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “forecast,” “guidance,” “outlook,” “may,” and “might” and variations of such words and similar expressions are intended to identify such forward looking statements, which generally are not historical in nature. Such forward-looking statements may include, but are not limited to, statements about the anticipated benefits of the proposed merger between FelCor and RLJ, including future financial and operating results, the attractiveness of the value to be received by FelCor stockholders, the attractiveness of the value to be received by RLJ, the combined company’s plans, objectives, expectations and intentions, the timing of future events, anticipated administrative and operating synergies, the anticipated impact of the merger on net debt ratios, cost of capital, future dividend payment rates, forecasts of FFO accretion, projected capital improvements, expected sources of financing, and descriptions relating to these expectations. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to expected synergies, improved liquidity and balance sheet strength — are forward looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, regional and local economic climates, (ii) changes in the real estate industry, financial markets and interest rates, or to the business or financial condition of either company or business, (iii) increased or unanticipated competition for the companies’ properties, (iv) risks associated with acquisitions, including the integration of the combined companies’ businesses, (v) the potential liability for the failure to meet regulatory requirements, including the maintenance of REIT status, (vi) availability of financing and capital, (vii) risks associated with achieving expected revenue synergies or cost savings, (viii) risks associated with the companies’ ability to consummate the merger and the timing of the closing of the merger, (ix) the outcome of claims and litigation involving or affecting either company, (x) applicable regulatory changes, and (xi) those additional risks and factors discussed in reports filed with the SEC by RLJ and FelCor from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Forms 10-K and 10-Q. Neither RLJ nor FelCor, except as required by law, undertakes any duty to update any forward looking statements appearing in this document, whether as a result of new information, future events or otherwise.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.